Example Template : 77O





















DWS RREEF Real Estate Securities Fund










N-Sar January 1, 2013 - June 30, 2013










Security Purchased
Cusip
Purchase/
Trade
Date
 Size (Shr)
of Offering
Offering
Price of
Shares
Total ($) Amt
of Offering
 Amt of
shares
Purch
by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Chesapeake Lodging Trust
CHSP
02/01/2013
6,250,000
$20.75
$129,687,500
203,295
3.25%

BAC, CITI, CS, DB, RBC
CITI
Medical Properties Trust
MPW
02/28/2013
11,000,000
$14.25
$156,750,000
554,269
5.04%

BAC, CITI, CS, DB, RBC
CITI
CyrusOne Inc
CONE
01/17/2013
16,500,000
$19.0
$313,500,000
49,044
0.30%

BAC, CITI, CS, DB, RBC
CITI
Health Care Reit
42217k106
5/9/2013
20,000,000
$73.50
$1,470,000,000
184,712
0.92%

CITI,CS,DB,GS,HSBC,CIBC,WELLS
CITI
Prologis
74340W103
4/24/2013
31,000,000
$41.60
$1,289,600,000
315,659
1.02%

CITI,CS,DB,GS,HSBC,CIBC,WELLS
CITI


Example Template : 77O





















DWS RREEF Global Real Estate Securities Fund










N-Sar January 1, 2013 - June 30, 2013










Security Purchased
Cusip
Purchase/
Trade
Date
 Size (Shr)
of Offering
Offering
Price of
Shares
Total ($) Amt
of Offering
 Amt of
shares
Purch
by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Chesapeake Lodging Trust
CHSP
02/01/2013
6,250,000
$20.75
$129,687,500
58,697
0.94%

BAC, CITI, CS, DB, RBC
CITI
Medical Properties Trust
MPW
02/28/2013
11,000,000
$14.25
$156,750,000
164,499
1.50%

BAC, CITI, CS, DB, RBC
CITI
CyrusOne Inc
CONE
01/17/2013
16,500,000
$19.0
$313,500,000
14,281
0.09%

BAC, CITI, CS, DB, RBC
CITI
Health Care Reit
42217k106
5/9/2013
20,000,000
$73.50
$1,470,000,000
41,077
0.21%

CITI,CS,DB,GS,HSBC,CIBC,WELLS
CITI
Prologis
74340W103
4/24/2013
31,000,000
$41.60
$1,289,600,000
92,419
0.30%

CITI,CS,DB,GS,HSBC,CIBC,WELLS
CITI